As filed with the Securities and Exchange Commission on November 12, 2009

Registration No. 333-161579

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FirstEnergy Solutions Corp.
(Exact name of Registrant as specified in its charter)

Ohio	4911	31-1560186
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leila L. Vespoli, Esq.
Executive Vice President and General Counsel
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lucas F. Torres, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
(212) 872-1000
Fax: (212) 872-1002

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Table of Additional Registrants

	State or Other	Primary Standard Industrial	I.R.S. Employer
Name	Jurisdiction of Incorporation	Classification Code Number	Identification No.

FirstEnergy Generation Corp.(1)	Ohio	4911	34-1940561

FirstEnergy Nuclear Generation Corp.(1)	Ohio	4911	01-0846394

(1)	The address and telephone number of the principal executive offices of these registrants is c/o FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, (800) 736-3402.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2009

PROSPECTUS

Offer To Exchange
$400,000,000 4.80% Exchange Senior Notes due 2015 that have been registered under the
Securities Act of 1933 for all outstanding unregistered 4.80% Senior Notes due 2015
$600,000,000 6.05% Exchange Senior Notes due 2021 that have been registered under the
Securities Act of 1933 for all outstanding unregistered 6.05% Senior Notes due 2021
$500,000,000 6.80% Exchange Senior Notes due 2039 that have been registered under the
Securities Act of 1933 for all outstanding unregistered 6.80% Senior Notes due 2039
Unconditionally and jointly and severally guaranteed by FirstEnergy Generation Corp.
and FirstEnergy Nuclear Generation Corp.

We are offering to exchange up to $400,000,000 in aggregate principal amount of our registered 4.80% Exchange Senior Notes due 2015, or the 2015 Exchange Notes, up to $600,000,000 in aggregate principal amount of our registered 6.05% Exchange Senior Notes due 2021, or the 2021 Exchange Notes, and up to $500,000,000 in aggregate principal amount of our registered 6.80% Exchange Senior Notes due 2039, or the 2039 Exchange Notes, and together with the 2015 Exchange Notes and the 2021 Exchange Notes, the Exchange Notes, for a like principal amount of unregistered $400,000,000 in aggregate principal amount of our 4.80% Senior Notes due 2015, or the 2015 Original Notes, unregistered $600,000,000 in aggregate principal amount of our 6.05% Senior Notes due 2021, or the 2021 Original Notes, and unregistered $500,000,000 in aggregate principal amount of our 6.80% Senior Notes due 2039, or the 2039 Original Notes, and together with the 2015 Original Notes and the 2021 Original Notes, the Original Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore the terms relating to transfer restrictions, registration rights and additional interest applicable to the Original Notes are not applicable to the Exchange Notes, and the Exchange Notes will bear different CUSIP numbers.

•	The exchange offers will expire at 5:00 p.m., New York City time, on , 2009, unless extended.

•	All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged. You should carefully review the procedures for tendering the Original Notes beginning on page 17 of this prospectus.

•	Payment of the Exchange Notes will be unconditionally and jointly and severally guaranteed by our subsidiaries FirstEnergy Generation Corp. and FirstEnergy Nuclear Generation Corp, or together, the Guarantor Subsidiaries, which we refer to as the Guaranties.

•	Like the Original Notes, the Exchange Notes will be our and our Guarantor Subsidiaries’ senior unsecured obligations and will rank equally with all of our and our Guarantor Subsidiaries’ existing and future unsecured and unsubordinated indebtedness. If we cannot make payments on the Exchange Notes when they are due, our Guarantor Subsidiaries must make them instead.

•	You may validly withdraw tenders of the Original Notes at any time before the expiration of the exchange offers.

•	If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and your ability to transfer them could be adversely affected.

•	The exchange of the Original Notes for the Exchange Notes will not be a taxable event for United States federal income tax purposes.

•	The Original Notes may be exchanged for Exchange Notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•	We will not receive any proceeds from the exchange offers.

•	No public market currently exists for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system, and therefore, an active public market is not anticipated.

Each holder of the Original Notes wishing to accept an exchange offer must effect a tender of the Original Notes by book-entry transfer into The Bank of New York Mellon Trust Company, N.A.’s account at The Depository Trust Company, or DTC. All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section of this prospectus entitled “Description of the Exchange Offers” beginning on page 14.

See “Risk Factors” beginning on page 8 for a discussion of factors that you should consider in connection with an investment in the Exchange Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THE EXCHANGE OFFERS.
The date of this prospectus is          , 2009.

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ABOUT THIS PROSPECTUS

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of Exchange Notes received in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the sooner of 90 days after the consummation of the exchange offers and the date on which all participating broker-dealers have sold all Exchange Notes held by them, unless such period is extended pursuant to the registration rights agreement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.” In addition, until            , 2009 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes, whether or not participating in the exchange offers, may be required to deliver a prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. No person has been authorized to give any information or to make any representations, other than those contained in this prospectus. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to or solicitation of any person in any jurisdiction in which such an offer or solicitation would be unlawful.

You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated into this prospectus by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information found in the registration statement and its exhibits and incorporates business and financial information about us that is not included in or delivered with this document. Certain items are not contained in this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Exchange Notes offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus that summarize any contract, agreements or other documents are not necessarily complete and, in each case, you should refer to the copy of the contract, agreement, or other document filed as an exhibit to the registration statement or incorporated by reference as part of the registration statement.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. The SEC maintains a website that contains annual, quarterly and current reports, proxy statements and other information regarding registrants, including us, that file reports with the SEC electronically. The SEC’s website address is www.sec.gov. You may also read and copy any materials we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The information we file with the SEC and other information about us is also available on the website of our parent corporation, FirstEnergy Corp., or FirstEnergy, at http://www.firstenergycorp.com/ir. However, the information on our website is not incorporated into this prospectus and you should not consider information contained on the SEC’s website or our website to be part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and may supersede the information in this prospectus and information previously filed with the SEC. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We also incorporate by reference the documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities that may be offered by this prospectus are sold:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

(c)	our Current Reports on Form 8-K filed on May 21, 2009, June 19, 2009, July 6, 2009, August 4, 2009, August 7, 2009, August 25, 2009 and August 27, 2009.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which the prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

FirstEnergy Solutions Corp.
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Shareholder Services
(800) 736-3402

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus and the periodic reports and other documents that are incorporated by reference in this prospectus contain forward-looking statements based on information currently available to us. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our or our management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “estimate,” “potential,” “expect,” “believe,” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Actual results may differ materially due to:

•	the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania;

•	the impact of the PUCO’s regulatory process on the Ohio Companies associated with the distribution rate case;

•	economic or weather conditions affecting future sales and margins;

•	changes in markets for energy services;

•	changing energy and commodity market prices and availability;

•	replacement power costs being higher than anticipated or inadequately hedged;

•	the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges;

•	operating and maintenance costs being higher than anticipated;

•	other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission regulations;

•	the potential impacts of the U.S. Court of Appeals for the District of Columbia’s July 11, 2008 decision requiring revisions to the Clean Air Interstate Rule and the scope of any laws, rules or regulations that may ultimately take their place;

•	the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory actions or initiatives;

•	adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, or NRC;

•	the continuing availability of generating units and their ability to operate at or near full capacity;

•	the ability to comply with applicable state and federal reliability standards;

•	the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives);

•	the ability to improve electric commodity margins and to experience growth in the distribution business;

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•	the changing market conditions that could affect the value of assets held in our nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated;

•	the ability to access the public securities and other capital and credit markets in accordance with our financing plan and the cost of such capital;

•	changes in general economic conditions affecting us;

•	the state of capital and credit markets affecting us;

•	interest rates and any actions taken by credit rating agencies that could negatively affect our access to financing or its costs and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees;

•	the continuing decline of the national and regional economy and its impact on our major industrial and commercial customers;

•	issues concerning the soundness of financial institutions and counterparties with which we do business;

•	the risks and other factors discussed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and our Current Reports on Form 8-K filed on May 21, 2009, June 19, 2009, July 6, 2009, August 4, 2009, August 7, 2009, August 25, 2009 and August 27, 2009 and in this prospectus under the heading “Risk Factors”; and

•	other similar factors.

The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. A security rating is not a recommendation to buy, sell or hold securities that may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future or otherwise.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that you should consider prior to making a decision to exchange the Original Notes for Exchange Notes. The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus, in the documents incorporated by reference in this prospectus, in the Indenture (as defined below) and in any supplements to the Indenture. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 8 of this prospectus and the financial statements and notes to these statements incorporated by reference into this prospectus. Unless the context indicates otherwise, the words “FirstEnergy Solutions,” “the company,” ‘‘we,” ‘‘our” and “us” when used in this prospectus refer to FirstEnergy Solutions Corp.

FirstEnergy Solutions Corp.

We were organized under the laws of the State of Ohio in 1997. We provide energy-related products and services to wholesale and retail customers in the Midwest Independent Transmission System Operator, Inc., or MISO, and PJM Interconnection L.L.C., or PJM, markets. We also own and operate, through our subsidiary, FirstEnergy Generation Corp., or FGCO, fossil and hydroelectric generating facilities and own, through our subsidiary, FirstEnergy Nuclear Generation Corp., or NGC, nuclear generating facilities. FirstEnergy Nuclear Operating Company, or FENOC, a separate subsidiary of FirstEnergy, operates and maintains NGC’s nuclear generating facilities. We purchase the entire output of the generating facilities owned by FGCO and NGC, as well as the output entitlements from the leasehold interests of our Ohio utility affiliates Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, or the Ohio Companies, in certain of those facilities that are subject to sale and leaseback arrangements with non-affiliates, pursuant to full output, cost-of-service power sales agreements.

Our generating portfolio, including long term purchases, includes 14,146 MW of diversified capacity. Within our portfolio, approximately 7,469 MW, or 52.8%, consists of coal-fired capacity; 3,991 MW, or 28.2%, consists of nuclear capacity; 1,513 MW, or 10.7%, consists of oil and natural gas peaking units; 451 MW, or 3.2%, consists of hydroelectric capacity; 462 MW, or 3.3%, consists of wind and other capacity; and 260 MW, or 1.8%, consists of capacity from FGCO’s current 11.5% entitlement to the generation output owned by the Ohio Valley Electric Corporation, or OVEC. Our generating assets are concentrated primarily in Ohio, plus the bordering regions of Pennsylvania and Michigan. Most of our units are currently dedicated to MISO, except for the Beaver Valley Power Station, Seneca Pumped Storage Plant, wind and OVEC purchase obligations which are designated as PJM capacity resources. From time to time, we may bid all or parts of additional generating capacity into the PJM Reliability Pricing Model, or RPM, auction.

We and our subsidiaries FGCO and NGC comply with the regulations, orders, policies and practices prescribed by the SEC and the Federal Energy Regulatory Commission, or FERC. In addition, NGC and FENOC comply with the regulations, orders, policies and practices prescribed by the NRC.

Our principal executive offices are located at 341 White Pond Drive, Akron, Ohio 44320. Our telephone number is (800) 736-3402.

Summary of the Exchange Offers

Issuance of the Original Notes	We issued and sold $400,000,000 in aggregate principal amount of 4.80% Senior Notes due 2015, $600,000,000 in aggregate principal amount of 6.05% Senior Notes due 2021 and $500,000,000 aggregate principal amount of 6.80% Senior Notes due 2039 on August 7, 2009 in transactions not requiring registration under the Securities Act.

The initial purchasers of the Original Notes sold beneficial interests in the Original Notes to qualified institutional buyers pursuant to Rule 144A of the

Securities Act and to non-U.S. persons pursuant to Regulation S of the Securities Act. All of the Original Notes originally issued by us on August 7, 2009 are currently outstanding.

The Exchange Offers; Exchange Notes	We are offering to exchange the Exchange Notes for the Original Notes to satisfy our obligations under the registration rights agreement we entered into when the Original Notes were issued and sold. The Exchange Notes will have been registered under the Securities Act and are of a like principal amount and like tenor of the Original Notes. Noteholders that validly tender their Original Notes and do not validly withdraw such tender before the expiration date will have the benefit of the exchange offers. The Original Notes may be exchanged for Exchange Notes only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In order to exchange your Original Notes, you must validly tender them before the expiration date of the exchange offers.

Expiration Date	5:00 p.m., New York City time, on , 2009, unless extended by us in our sole discretion. If extended, the term “expiration date” as used in this prospectus will mean the latest date and time to which the exchange offers are extended. We will accept for exchange any and all Original Notes which are validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, some of which we may waive. See “Description of the Exchange Offers—Conditions to the Exchange Offers.”

Consequences of Failure to Exchange Your Original Notes	If you fail to validly tender your Original Notes for Exchange Notes in accordance with the terms of the exchange offers, or withdraw your tender, your Original Notes will continue to be subject to transfer restrictions. If you are eligible to participate in the exchange offers and you fail to validly tender your Original Notes, or withdraw your tender, you will not have any further rights under the registration rights agreement, including the right to require us to register your Original Notes, but your Original Notes will remain outstanding and continue to accrue interest. See “Description of the Exchange Offers—Consequences of Failure to Exchange.”

Because we anticipate that most holders of the Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market, if any, for any Original Notes remaining after the completion of the exchange offers will be substantially limited.

Procedures for Tendering Original Notes	If you are a holder of Original Notes who wishes to accept the exchange offers you must:

• complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained in the letter of transmittal; and

• mail or otherwise deliver the letter of transmittal together with the Original Notes and any other required documentation to the exchange agent at the address set forth in this prospectus.

However, if you hold your Original Notes through DTC, and wish to accept the exchange offers, you must arrange for DTC to transmit the required information to the exchange agent in connection with a book-entry transfer. See “Description of the Exchange Offers—Procedures For Tendering Original Notes.”

By tendering your Original Notes in either of these manners, you will be making a number of important representations to us, as described under “Description of the Exchange Offers—Resale of Exchange Notes,” including that you do not intend to participate in a distribution of the Exchange Notes.

Please do not send your letter of transmittal or certificates representing your Original Notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender the Original Notes and requests for information should be directed to the exchange agent. See “Description of the Exchange Offers—Exchange Agent.”

Guaranteed Delivery Procedures	If you wish to tender your Original Notes and your Original Notes are not immediately available or you cannot deliver your Original Notes, the letter of transmittal or any other documents required by the letter of transmittal to be delivered to the exchange agent, or you are unable to comply with the procedures for book-entry transfer prior to the expiration of the exchange offers, you must tender your Original Notes according to the guaranteed delivery procedures set forth in “Description of the Exchange Offers—Procedures For Tendering Original Notes—Guaranteed Delivery” in order to participate in the exchange offers.

Special Procedures for Beneficial Owners	If your Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes, we urge you to contact that person promptly and instruct the registered holder to tender your Original Notes on your behalf.

If your Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes to the exchange agent, either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly completed note power from the registered holder. Please note that the transfer of registered ownership may take considerable time.

Withdrawal Rights	You may validly withdraw the tender of your Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See “Description of the Exchange Offers—Withdrawal Rights.”

Acceptance of the Original Notes and Delivery of Exchange Notes	We will accept for exchange any and all Original Notes which are validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. The Exchange Notes issued pursuant to the exchange offers will be delivered on the earliest practicable date following the exchange date. See “Description of the Exchange Offers—Terms of the Exchange Offers.”

Resales of Exchange Notes	We believe that you will be able to offer for resale, resell or otherwise transfer Exchange Notes issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the Exchange Notes in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

• you are not an affiliate of ours; and

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes.

In addition, each participating broker-dealer that receives Exchange Notes for its own account in exchange for the Original Notes which were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to sell, resell or otherwise transfer Exchange Notes. See “Plan of Distribution.”

Our belief is based on interpretations by the staff of the SEC set forth in several no-action letters issued to third parties. The SEC has not considered the exchange offers in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offers. See “Description of the Exchange Offers—Resale of Exchange Notes.”

If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from those requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

Risk Factors	You should carefully read and consider, in addition to the matters set forth elsewhere in this prospectus, the information in the “Risk Factors” section beginning on page 8.

Material U.S. Federal Income Tax Consequences	The exchange of Original Notes for Exchange Notes pursuant to the exchange offers will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Registration Rights Agreement	The registration rights agreement by and between us and the initial purchasers of the Original Notes obligates us to provide you the opportunity to exchange your Original Notes for Exchange Notes with substantially identical terms. The exchange offers satisfy that obligation. After the exchange offers are completed, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes. However, under the circumstances described in the registration rights agreement, you may require us to file a shelf registration statement under the Securities Act if this exchange offer is not consummated. See “Description of the Exchange Offers—Purpose of the Exchange Offers” and “Description of the Exchange Offers—Consequences of Failure to Exchange.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the Exchange Offers. The address and telephone number of the exchange agent are set forth in the section captioned “Description of the Exchange Offers—Exchange Agent.”

Summary of the Exchange Notes

Issuer	FirstEnergy Solutions Corp.

Securities	$1,500,000,000 aggregate principal amount of Exchange Notes of the following series:

• $400,000,000 4.80% Exchange Notes due 2015;

• $600,000,000 6.05% Exchange Notes due 2021; and

• $500,000,000 6.80% Exchange Notes due 2039.

Guarantor Subsidiaries	FGCO and NGC. For more information on the Condensed Consolidating Financial Information of the Guarantor Subsidiaries, see Footnote 13 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and Footnote 14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which are incorporated by reference herein.

Guaranties	FGCO and NGC entered into separate guaranty agreements on March 26, 2007, pursuant to which they unconditionally guaranty payment of our indebtedness, including the payments of principal and interest on the Exchange Notes. For a discussion of the obligations of the Guarantor Subsidiaries see “Description of Guaranties.”

Maturity	The 2015 Exchange Notes will mature on February 15, 2015. The 2021 Exchange Notes will mature on August 15, 2021. The 2039 Exchange Notes will mature on August 15, 2039.

Interest Rate	Interest on the 2015 Exchange Notes will accrue at 4.80% per annum. Interest on the 2021 Exchange Notes will accrue at 6.05% per annum. Interest on the 2039 Exchange Notes will accrue at 6.80% per annum.

Interest Payment Dates	Interest on the Exchange Notes will accrue from the date of original issuance and will be payable semi-annually in arrears on each August 15 and February 15, beginning on February 15, 2010, and at the respective maturity dates.

Optional Redemption	Each series of the Exchange Notes will be redeemable, in whole or in part, at our option, at any time prior to maturity, at a “make-whole” redemption price as described under “Description of Exchange Notes—Optional Redemption.”

Security and Ranking	The Exchange Notes and the Guaranties will be our and our Guarantor Subsidiaries’ senior unsecured obligations and will rank equally with all of our and our Guarantor Subsidiaries’ existing and future unsecured and unsubordinated indebtedness.

Sinking Fund	There is no sinking fund for any series of the Exchange Notes.

Limitation on Liens	Subject to certain exceptions, so long as any Exchange Notes are outstanding, we and our Guarantor Subsidiaries may not issue, assume, guarantee or permit to exist any debt secured by any lien upon any of our or our Guarantor Subsidiaries’ Property (as defined below), except for certain permitted secured debt, without effectively securing all outstanding Exchange Notes, equally and ratably with that debt, but only so long as such debt is secured. For a discussion of this covenant and its exceptions, see “Description of Exchange Notes—Certain Covenants—Limitation on Liens.”

Maintenance of Ownership	So long as any Exchange Notes are outstanding, we may not sell, transfer, convey or otherwise dispose of any of the capital stock of either of our Guarantor Subsidiaries to any person other than us, our subsidiaries or FirstEnergy as described under “Description of Exchange Notes—Certain Covenants—Maintenance of Ownership.”

Rights Upon Change of Control	Upon the occurrence of a Change of Control (as defined below), unless we have exercised our right to redeem the Exchange Notes as described under “Description of Exchange Notes—Optional Redemption,” each holder of the Exchange Notes may require us, subject to certain conditions, to repurchase all or a portion of its Exchange Notes at a price equal to 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest, if any, to the date of repurchase. For a discussion of events which would constitute a Change of Control, see “Description of Exchange Notes—Certain Covenants—Offer to Redeem Upon a Change of Control Triggering Event.”

Additional Issuances	We may from time to time, without the consent of the holders of Exchange Notes, create and issue additional senior notes having the same terms and conditions as the Exchange Notes so that the additional issuance is consolidated and forms a single series with the previously outstanding Exchange Notes.

Form and Denomination	DTC will act as securities depositary for the Exchange Notes, which will be issued only as fully registered global securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC, except in certain circumstances. One or more fully registered global notes will be issued to DTC for each series of the Exchange Notes. For more information, see “Description of Exchange Notes—Book-Entry.” The Exchange Notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ratings	The Exchange Notes are expected to be assigned ratings of Baa2 by Moody’s and BBB by S&P. A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold the Exchange Notes. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if such rating agency decides that circumstances warrant that change.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A., or the Trustee.

Governing Law	The Exchange Notes will be and the Indenture, dated as of August 1, 2009 between us and the Trustee, or the Indenture, and the First Supplemental Indenture, dated as of August 1, 2009, between us and the Trustee, or the First Supplemental Indenture, are governed by, and construed in accordance with, the laws of the State of New York.

SELECTED FINANCIAL DATA

You should read our selected financial data set forth below in conjunction with our historical consolidated financial statements and the related notes and other financial information contained in the documents incorporated by reference into this prospectus.

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2004	2005	2006	2007	2008	2009
	(Dollars in thousands)					(Unaudited)

Operating Revenues	$5,206,161	$3,967,239	$4,011,353	$4,325,027	$4,518,353	$3,671,830
Operating Income	665,116	470,475	778,145	918,788	918,318	948,891
Income from Continuing Operations	322,239	208,560	418,653	528,864	506,410	667,766
Net Income	326,635	205,167	418,653	528,864	506,410	667,766
Total Assets	6,314,775	7,100,490	7,999,007	8,422,264	10,355,021	11,459,568
Long-Term Debt and Other Long-Term Obligations(1)	2,600,244	2,615,247	1,614,222	533,712	571,448	2,640,092

(1)	At December 31, 2007, December 31, 2008 and September 30, 2009, excludes $1.4 billion, $2.0 billion and $1.6 billion, respectively, principal amount of outstanding PCRBs classified as currently payable because they bore interest in a variable-rate interest mode permitting individual bondholders to tender their bonds for purchase prior to maturity.

RISK FACTORS

You should carefully consider the risks described below, as well as the other information contained in this prospectus or incorporated by reference herein from our filings with the SEC, to which we refer you for more detailed information on our business, industry, and financial and corporate operations and structure. Any of the following risks, as well as other risks and uncertainties, could harm the value of the Exchange Notes directly or our business and financial results and thus indirectly cause the value of the Exchange Notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only risks related to us or the Exchange Notes. Additional risks not currently known to us or that we currently deem immaterial also may impair our business and cause the value of the Exchange Notes to decline. See “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATED TO THE EXCHANGE OFFERS

If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold Original Notes that are unregistered and subject to transfer restrictions.

We will only issue Exchange Notes in exchange for Original Notes that are received by the exchange agent in a timely manner together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should carefully follow the instructions on how to tender your Original Notes set forth under “Description of the Exchange Offers—Procedures For Tendering Original Notes” and in the letter of transmittal that you receive with this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities with respect to your tender of the Original Notes.

If you do not tender your Original Notes or if we do not accept your Original Notes because you did not tender your Original Notes properly, you will continue to hold Original Notes. Any Original Notes that remain outstanding after the expiration of the exchange offers will continue to be subject to restrictions on their transfer in accordance with the Securities Act. After the expiration of the exchange offers, holders of Original Notes will not (with limited exceptions) have any further rights to have their Original Notes registered under the Securities Act. In addition, if you tender your Original Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you continue to hold any Original Notes after the exchange offers are completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer Original Notes outstanding. The value of the remaining Original Notes could be adversely affected by the conclusion of the exchange offers. There may be no market for the remaining Original Notes and thus you may be unable to sell such Original Notes.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated system. We provide no assurance as to:

•	the liquidity of any trading market that may develop for the Exchange Notes;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which holders would be able to sell their Exchange Notes.

Even if a trading market develops, the Exchange Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes; and

•	our ratings and operating results.

If a market for the Exchange Notes does not develop, purchasers may be unable to resell the Exchange Notes for an extended period of time. Consequently, a holder of Exchange Notes may not be able to liquidate its investment readily, and the Exchange Notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We and our Guarantor Subsidiaries may be able to issue substantially more debt, a portion of which could be secured debt.

The Indenture does not limit the amount of unsecured indebtedness we or our Guarantor Subsidiaries may issue; however, the limitation on liens provision of the First Supplemental Indenture relating to the Exchange Notes does limit the amount of secured debt that we or our Guarantor Subsidiaries are able to issue so long as the Exchange Notes remain outstanding. Such secured indebtedness would be senior to the Exchange Notes. For a discussion of our current levels of secured debt, see “—In the event of a bankruptcy or insolvency holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations.”

Moreover, we have entered into guaranties in favor of present and future holders of indebtedness of our Guarantor Subsidiaries and our Guarantor Subsidiaries have entered into Guaranties in favor of present and future holders of our indebtedness. Accordingly, present and future holders of our indebtedness will have claims against us and each of our Guarantor Subsidiaries and present and future holders of indebtedness of either of our Guarantor Subsidiaries will have claims against each of us, the Guarantor Subsidiary which is the primary obligor on such indebtedness and our other Guarantor Subsidiary.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the Indenture governing the Exchange Notes.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. It is possible, however, that we will not have sufficient funds at the time of a change of control to make the required repurchase of notes and/or that restrictions in our other financing arrangements will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the Indenture.

Under clause (4) of the definition of “Change of Control” described under “Description of Exchange Notes—Certain Covenants—Offer to Redeem Upon Change of Control Triggering Event,” a change of control will occur when a majority of the board of directors of FirstEnergy ceases to be “continuing directors.” In a recent decision in connection with a proxy contest, the Court of Chancery of Delaware has suggested that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided, if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors” solely for purposes of avoiding the triggering of such change of control clause, provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties. The Court also suggested that there may be a possibility that an issuer’s obligation to repurchase its outstanding debt securities upon a change of control triggered by a failure to have a majority of “continuing directors” may be unenforceable on public policy grounds.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims in respect of a guarantee can be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee: (a) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and (b) either (i) was insolvent or rendered insolvent by reason of such incurrence, or would be rendered insolvent upon payment of such guarantee; or (ii) was engaged, or about to engage, in a business or transaction for which the guarantor’s remaining unencumbered assets constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee can be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor will be considered insolvent if:

•	the sum of its debts, including contingent liabilities, are greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets are less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

In the event that a Guarantor Subsidiary is determined to be insolvent and its Guaranty voided, the Exchange Notes will become structurally subordinated to any indebtedness at that Guarantor Subsidiary.

In the event of a bankruptcy or insolvency, holders of our secured indebtedness and other secured obligations will have a prior secured claim to any collateral securing such indebtedness or other obligations.

Holders of our secured indebtedness and the secured indebtedness of our Guarantor Subsidiaries, including the first mortgage bonds of our Guarantor Subsidiaries, in each case, will have claims that are prior to your claims as holders of the Exchange Notes to the extent of the value of the assets securing that other indebtedness. Our Guarantor Subsidiaries each have first mortgage bond indentures under which they have issued secured debt and have the capacity to issue additional secured debt. As of September 30, 2009, FGCO had $648.0 million aggregate principal amount of FMBs, outstanding under its first mortgage bond indenture. As of September 30, 2009, NGC had $1.26 billion aggregate principal amount of FMBs outstanding under its first mortgage bond indenture. Based upon net earnings and available bondable property additions and retired bonds as of September 30, 2009, FGCO had the capability to issue $2.2 billion of additional FMBs. Based upon net earnings and available bondable property additions, as of September 30, 2009, NGC had the capability to issue $521.6 million of additional FMBs on the basis of property additions. Under certain contractual arrangements with its lenders, however, NGC may only issue up to an additional $264.2 million of FMBs.

In the event of any distribution or payment of our or our Guarantor Subsidiaries’ assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets and the assets of our Guarantor Subsidiaries, as applicable, that constitute their collateral. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Exchange Notes, and potentially with all our other general creditors, based upon the respective amounts owed to each holder or creditor, in the remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of Exchange Notes may receive less, ratably, than holders of secured indebtedness.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

For a discussion of these risks please see the risks disclosed and discussed in the sections entitled Risk Factors, Executive Summary and Management’s Narrative Analysis of Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, as applicable.

CAPITALIZATION

	Actual
	September 30, 2009
	(Dollars in thousands) (Unaudited)

Common Stockholder’s Equity	$3,607,283	58%
Long-Term Debt and Other Long-Term
Obligations(1)	2,640,092	42%

Total Capitalization	$6,247,375	100%

(1)	Excludes $100 million of short-term borrowings and $1.6 billion principal amount of outstanding PCRBs classified as currently payable because they bear interest in a variable-rate interest mode permitting individual bondholders to tender their bonds for purchase prior to maturity.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read those ratios in connection with our consolidated financial statements, including the notes to those statements incorporated by reference in this prospectus.

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2004	2005	2006	2007	2008	2009

Consolidated Ratio of Earnings to Fixed
Charges(1)	4.02	2.68	4.43	5.57	4.32	7.08

(1)	“Earnings” for purposes of the calculation of Ratio of Earnings to Fixed Charges have been computed by adding to “Income before extraordinary items” total interest and other charges, before reduction for amounts capitalized, provision for income taxes and the estimated interest element of rentals charged to income. “Fixed charges” include interest on long-term debt, other interest expense and the estimated interest element of rentals charged to income.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offers. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive outstanding Original Notes in like principal amount. We will cancel all Original Notes surrendered to us in the exchange offers.

We used proceeds received from the issuance of the Original Notes to repay our borrowings under the Credit Agreement, dated August 24, 2006, among us, FirstEnergy Corp., or FirstEnergy, and the other borrowers thereto, Citibank, N.A., as Administrative Agent, the fronting banks party thereto and the swing line lenders party thereto, as amended, or the revolving credit facility, and, to the extent available, for general corporate purposes.

Our repayment of outstanding borrowings under the revolving credit facility made available borrowing capacity for FirstEnergy and its other subsidiaries that share the facility with us. FirstEnergy accessed this capacity to fund all of a tender offer announced on August 4, 2009 for up to $1,200,000,000 of its outstanding unsecured senior notes due 2011. The tender offer expired on August 31, 2009 and was fully subscribed.

DESCRIPTION OF THE EXCHANGE OFFERS

General

We are offering to exchange up to $400,000,000 in aggregate principal amount of 2015 Exchange Notes for the same aggregate principal amount of 2015 Original Notes, up to $600,000,000 in aggregate principal amount of 2021 Exchange Notes for the same aggregate principal amount of 2021 Original Notes and up to $500,000,000 in aggregate principal amount of 2039 Exchange Notes for the same aggregate principal amount of 2039 Original Notes, properly tendered and not validly withdrawn before the expiration date. Unlike the Original Notes, the Exchange Notes will be registered under the Securities Act. We are making the exchange offers for all of the Original Notes. Your participation in the exchange offers is voluntary, and you should carefully consider whether to participate.

On the date of this prospectus, $1,500,000,000 in aggregate principal amount of Original Notes is outstanding. Our obligations to accept Original Notes for Exchange Notes pursuant to the exchange offers are limited by the conditions listed under “—Conditions to the Exchange Offers” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offers

On August 7, 2009, we issued and sold $400,000,000 in aggregate principal amount of 4.80% Senior Notes due 2015, $600,000,000 in aggregate principal amount of 6.05% Senior Notes due 2021 and $500,000,000 in aggregate principal amount of $6.80% Senior Notes due 2039 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the Original Notes subsequently resold the Original Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-US persons pursuant to Regulation S of the Securities Act.

Because the transactions were exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer Original Notes only if the Original Notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

In connection with the issuance and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes, which requires us to (1) prepare and, as soon as practicable following the date of original issuance of the Original Notes (August 7, 2009), file with the SEC an exchange offer registration statement with respect to the proposed exchange offers and the issuance and delivery to the holders, in exchange for the Original Notes, of a like principal amount of Exchange Notes, (2) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 180 calendar days following the date of original issuance of the Original Notes (August 7, 2009), (3) use its reasonable best efforts to keep the exchange offer registration statement effective until the closing of the exchange offers and (4) use our reasonable best efforts to cause the exchange offers to be consummated within 210 calendar days following the date of original issuance of the Original Notes. In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the Original Notes. The registration rights agreement also provides that if the exchange offers are not consummated and a shelf registration statement is not declared effective within 210 calendar days of the date of original issuance of the Original Notes, the annual interest rate borne by the Original Notes will be increased by 0.25% per annum commencing on the date that is 210 days after the date of original issuance of the Original Notes until the exchange offers are consummated or the shelf registration statement is declared effective. We have filed a copy of the registration rights agreement as an exhibit to this registration statement on Form S-4 with respect to the Exchange Notes offered by this prospectus.

We are making the exchange offers to satisfy our obligations under the registration rights agreement. Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted will have to rely on an applicable exemption from registration requirements under the Securities Act and applicable state securities laws in order to sell their Original Notes.

The Exchange Notes will be issued in a like principal amount and will be identical in all material respects to the Original Notes, except that the Exchange Notes will be registered under the Securities Act, will be issued without a restrictive legend, will bear different CUSIP numbers and will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including the right to receive additional interest. Consequently, the Exchange Notes, unlike the Original Notes, may be resold by a holder without any restrictions on their transfer under the Securities Act.

Resale of Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to the exchange offers in exchange for the Original Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes to be issued pursuant to the exchange offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder of Exchange Notes (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of the Original Notes who is an affiliate of ours or who intends to participate in the exchange offers for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned no-action letters, (2) will not be entitled to tender its Original Notes in the exchange offers and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Because the SEC has not considered our exchange offers in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offers.

If you participate in the exchange offers, you must represent to us, among other things, that:

(1)  any Exchange Notes you receive will be acquired in the ordinary course of business;

(2)	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

(3)	you are not an “affiliate” (as defined in Rule 405 of the Securities Act) of ours;

(4)	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

(5)	if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offers and, therefore, will not be permitted to exchange its Original Notes for Exchange Notes.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the exchange offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes validly tendered and not withdrawn before expiration of the exchange offers. The date of acceptance for exchange of the Original Notes and completion of the exchange offers is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. The Original Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under the exchange offers. The Exchange Notes will be delivered on the earliest practicable date following the exchange date.

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Original Notes, except the Exchange Notes:

(1)	will be registered under the Securities Act;

(2)	will not bear legends restricting their transfer;

(3)	will bear different CUSIP numbers; and

(4)	will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including the right to receive additional interest.

The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture, as described below, under which the Original Notes were issued.

The exchange offers are not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the applicable requirements of the Securities Act, Exchange Act and rules and regulations of the SEC. Original Notes that are not exchanged in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the Indenture relating to the Exchange Notes. Holders of Original Notes do not have any appraisal or dissenters rights under the Indenture in connection with the exchange offers.

We will be deemed to have accepted for exchange validly tendered Original Notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will also act as agent for the holders of Original Notes who surrender the Original Notes in the exchange offers for the purposes of receiving Exchange Notes from us and delivering Exchange Notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of Original Notes. We expressly reserve the right to amend or terminate the exchange offers and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offers.”

Holders who tender Original Notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offers. It is important that you read “—Solicitation of Tenders; Fees and Expenses” and “—Transfer Taxes” below for more details regarding fees and expenses incurred in the exchange offers.

Any Original Notes not tendered for exchange will be entitled to the benefits of the Indenture. If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events, such Original Notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

Expiration Date; Extension; Termination; Amendment

The exchange offers will expire at 5:00 p.m., New York City time, on          , 2009, unless we have extended the period of time that the exchange offers are open. The expiration date will be at least 20 business days after the date we mail notice of the exchange offers to DTC.

We reserve the right to extend the period of time that the exchange offers are open, and delay acceptance for exchange of any Original Notes, by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all Original Notes previously tendered will remain subject to the exchange offers unless validly withdrawn.

We also reserve the right, in our sole discretion, to:

(1)	end or amend the exchange offers and not to accept for exchange any Original Notes not previously accepted for exchange upon the occurrence of any of the events specified below under “—Conditions to the Exchange Offers” that have not been waived by us; and

(2)	amend the terms of the exchange offers in any manner.

If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to holders of Original Notes as promptly as practicable.

Exchange Notes will only be issued after the exchange agent timely receives (1) a properly completed and duly executed letter of transmittal (or facsimile thereof or an agent’s message (as hereinafter defined) in lieu thereof) and (2) all other required documents. However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offers.

Original Notes that are not accepted for exchange, and those Original Notes submitted for a greater principal amount than the tendering holder desires to exchange, will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Procedures For Tendering Original Notes

Valid Tender

Except as set forth below, in order for Original Notes to be validly tendered pursuant to the exchange offers, either (1) (a) a properly completed and duly executed letter of transmittal (or facsimile thereof) or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC’s Automated Tender Offer Program, or ATOP, for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth below under “—Exchange Agent” on or prior to the expiration date and (b) tendered Original Notes must be received by the exchange agent, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date, or (2) the guaranteed delivery procedures set forth below must be complied with. To receive confirmation of valid tender of Original Notes, a holder should contact the exchange agent at the telephone number listed under “—Exchange Agent” below.

If less than all of the Original Notes are tendered, a tendering holder should fill in the amount of Original Notes being tendered in the appropriate box on the letter of transmittal. The entire amount of Original Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person’s authority to so act also must be submitted.

Any beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offers.

The method of delivering Original Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No Original Note, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

Book-Entry Transfer

The exchange agent has established an account with respect to the Original Notes at DTC for purposes of the exchange offers. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC’s ATOP procedures to tender Original Notes. Any participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.

However, the exchange for the Original Notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of Original Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Original Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Delivery of documents to DTC does not constitute delivery to the exchange agent.

Signature Guarantees

Certificates for Original Notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (1) a certificate for Original Notes is registered in a name other than that of the person surrendering the certificate or (2) a registered holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal. In the case of (1) or (2) above, such certificates for Original Notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each an “Eligible Institution”), unless an Original Note is surrendered for the account of an Eligible Institution. See Instruction 2 to the letter of transmittal.

Guaranteed Delivery

If a holder desires to tender Original Notes pursuant to the exchange offers and the certificates for such Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

(1)	such tenders are made by or through an Eligible Institution;

(2)	prior to the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent;

(3)	the certificates (or book-entry confirmation) representing all tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of Original Notes will not be deemed made until those defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers.

Withdrawal Rights

You may withdraw your tender of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

Any notice of withdrawal must:

(1)	specify the name of the person that tendered the Original Notes to be withdrawn;

(2)	identify the Original Notes to be withdrawn, including the certificate number or numbers (if in certificated form) and principal amount of such Original Notes;

(3)	include a statement that the holder is withdrawing its election to have the Original Notes exchanged;

(4)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of the Original Notes into the name of the person withdrawing the tender; and

(5)	specify the name in which any of the Original Notes are to be registered, if different from that of the person that tendered the Original Notes.

The exchange agent will return the properly withdrawn Original Notes promptly following receipt of a notice of withdrawal. If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures.

Any Original Notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offers. Any Original Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to its book-entry transfer procedures, the Original Notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Original Notes may be retendered by following one of the procedures described under “—Procedures For Tendering Original Notes” above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept, promptly after the exchange date, all Original Notes validly tendered and will issue the Exchange Notes promptly after the acceptance. Please refer to the section in this prospectus entitled “—Conditions to the Exchange Offers” below. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Original Notes for exchange when we give notice of acceptance to the exchange agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note.

In all cases, delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of:

(1)	Original Notes or a book-entry confirmation of a book-entry transfer of Original Notes into the exchange agent’s account at DTC;

(2)	a properly completed and duly executed letter of transmittal or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through ATOP with any required signature guarantees; and

(3)	any other documents required by the letter of transmittal.

Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time and will depend upon when Original Notes, book-entry confirmations with respect to Original Notes and other required documents are received by the exchange agent.

Conditions to the Exchange Offers

We are required to accept for exchange, and to issue Exchange Notes in exchange for, any Original Notes duly tendered and not validly withdrawn pursuant to the exchange offers and in accordance with the terms of this prospectus and the accompanying letter of transmittal.

We will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes, if:

(1)	the exchange offers, or the making of any exchange by a holder, would violate applicable law or any applicable interpretation of the staff of the SEC;

(2)	the Original Notes are not tendered in accordance with the terms of the exchange offers;

(3)	a holder of Original Notes tendered in the exchange offers has not represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business, that is not an affiliate of ours and that at the time of the consummation of the exchange offers it shall have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the Exchange Notes and has not made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of the registration statement of which this prospectus is a part available; or

(4)	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder who has not made to us the representations described under “—Resale of Exchange Notes” above and “Plan of Distribution” below.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939. In any of those events we are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offers. You should direct questions and requests for assistance, in each case, with respect to exchange offer procedures, requests for additional copies of this prospectus or of the letter of transmittal, requests for the notice of guaranteed delivery with respect to the exchange of the Original Notes, as well as all executed letters of transmittal, to the exchange agent at the addresses listed below:

By Hand or Overnight Delivery:
The Bank of New York Mellon
Trust Company, N.A.
101 Barclay Street
Corporate Trust Services Window
Ground Level
New York, New York 10286
Attention: Randolph Holder—Corp.
Trust Ops-Reorganization
Unit/Floor 7 East
By Registered or Certified Mail:
The Bank of New York Mellon
Trust Company, N.A.
101 Barclay Street, Floor 7 East
New York, New York 10286
Attention: Randolph Holder—Corp.
Trust Ops-Reorganization Unit	By Facsimile Transmission: (Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information: (212) 815-5098

Delivery to an address other than as listed above, or transmissions to a facsimile number other than as listed above, will not constitute a valid delivery.

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture governing the Original Notes and Exchange Notes.

Solicitation of Tenders; Fees and Expenses

We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and employees of ours and of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offers.

We will pay the estimated cash expenses to be incurred in connection with the exchange offers, including the following:

(1)	fees and expenses of the exchange agent and Trustee;

(2)	SEC registration fees;

(3)	accounting and legal fees, including fees of one counsel for the holders of the Original Notes; and

(4)	printing and mailing expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Original Notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

(1)	certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered;

(2)	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes;

(3)	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

(4)	a transfer tax is imposed for any reason other than the exchange of Original Notes under the exchange offers.

If satisfactory evidence of payment of such transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Original Notes for which they are exchanged, which is the aggregate principal amount of the tendered Original Notes as reflected in our accounting records on the date the exchange offers are completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of Exchange Notes for Original Notes. We will amortize the expenses incurred in connection with the issuance of the Exchange Notes over the terms of the Exchange Notes.

Consequences of Failure to Exchange

If you do not exchange your Original Notes for Exchange Notes pursuant to the exchange offers, you will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. In general, the Original Notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Your participation in the exchange offers is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your Original Notes. Please refer to the section in this prospectus entitled “Material U.S. Federal Income Tax Consequences.”

As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of the exchange offers, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Original Notes in the exchange offers, you will be entitled to all of the rights and limitations applicable to the Original Notes under the Indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of the exchange offers, including the right to require us to register your Original Notes or pay additional interest. To the extent that Original Notes are tendered and accepted in the exchange offers, the trading market for untendered, or tendered but unaccepted, Original Notes could be adversely affected. Please refer to the section in this prospectus entitled “Risk Factors—If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes that are subject to transfer restrictions.”

We may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Original Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Original Notes.

Holders of Original Notes and of Exchange Notes that remain outstanding after consummation of the exchange offers will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

DESCRIPTION OF THE EXCHANGE NOTES

The following is a summary of certain terms of the Exchange Notes, does not purport to include all of the information that may be important to you, and is subject to, and qualified in its entirety by, the terms of the Exchange Notes set forth in the Indenture, as supplemented by the First Supplemental Indenture, and the Trust Indenture Act of 1939 as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Indenture, as supplemented by the First Supplemental Indenture.

General

The Exchange Notes will be issued as a series of senior notes under the First Supplemental Indenture, dated as of August 1, 2009 which supplements the Indenture, dated as of August 1, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Exchange Notes will be guaranteed by our Guarantor Subsidiaries as described under “Description of Guaranties” below. The Exchange Notes and the Guaranties will be our and our Guarantor Subsidiaries’ unsecured general obligations and will rank equally with our and their other unsecured and unsubordinated indebtedness.

There is no limitation on the amount of Exchange Notes that may be issued under the Indenture. Under the Indenture, all senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. This means that we may from time to time, without the consent of the existing holders of senior notes of any series, create and issue further senior notes having the same terms and conditions as the Exchange Notes offered hereby in all respects, except for the issue date, issue price and, if applicable, the initial interest payment. Additional senior notes issued in this manner will be consolidated with, and will form a single series with, the Exchange Notes offered hereby.

The Exchange Notes will be issued in book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Maturity, Interest Rate and Interest Payment Dates

The 2015 Exchange Notes will mature on February 15, 2015, the 2021 Exchange Notes will mature on August 15, 2021 and the 2039 Exchange Notes will mature on August 15, 2039. In each case, unless earlier redeemed as described under “—Optional Redemption” below,

Interest on the Exchange Notes of each series will:

•	be payable in U.S. dollars at the rate of 4.80% per annum with respect to the 2015 Exchange Notes, at the rate of 6.05% per annum with respect to the 2021 Exchange Notes and at the rate of 6.80% per annum with respect to the 2039 Exchange Notes;

•	be computed for each interest period on the basis of a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period;

•	be payable semi-annually in arrears on each August 15 and February 15, beginning on February 15, 2010 and at the respective maturity dates;

•	initially accrue from, and include, the date of original issuance (i.e., August 7, 2009); and

•	be paid to the persons in whose names the Exchange Notes are registered at the close of business on the regular record date, which is the business day immediately preceding each interest payment date, so long as the Exchange Notes are issued in book-entry only form. Otherwise, the record date will be the fifteenth calendar day next preceding each interest payment date. We shall not be required to make transfers or exchanges of Exchange Notes for a period of 15 calendar days next preceding an interest payment date.

Optional Redemption

The Exchange Notes will be redeemable as a whole or in part, at our option, at any time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Exchange Notes being redeemed, or

•	as determined by the Independent Investment Banker (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 35 basis points with respect to the 2015 Exchange Notes, 40 basis points with respect to the 2021 Exchange Notes and 40 basis points with respect to the 2039 Exchange Notes, plus, in each case, accrued and unpaid interest on such Exchange Notes to the date of redemption.

The term “Adjusted Treasury Rate,” as used above means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month); or

•	if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

The term “Comparable Treasury Issue,” as used above, means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).

The term “Comparable Treasury Price,” as used above, means (i) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.

The term “Independent Investment Banker,” as used above, means one of the Reference Treasury Dealers appointed by us.

The term “Reference Treasury Dealer,” as used above, means:

•	each of Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, and RBS Securities Inc. and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

The term “Reference Treasury Dealer Quotations,” as used above, means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

The term “Remaining Scheduled Payments,” as used above means, with respect to the Exchange Notes to be redeemed, the remaining scheduled payments of principal of and interest on such Exchange Notes that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Exchange Notes, the amount of the next succeeding scheduled interest payment on such Exchange Notes will be reduced by the amount of interest accrued on such Exchange Notes to such redemption date.

We will mail notice of any redemption between 30 days and 60 days before the redemption date to each holder of the Exchange Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

Events of Default

The following constitute events of default under the Indenture with regard to senior notes of any series:

•	default in the payment of principal of and premium, if any, on any senior note when due and payable;

•	default in the payment of interest on any senior note when due which continues for 30 days;

•	default in the performance or breach of any of our other covenants or agreements in the Exchange Notes or in the Indenture and the continuation of the default for 90 days after we have received written notice of the default either from the Trustee or from the holders of at least 33% in aggregate principal amount of the outstanding Exchange Notes;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us or either of the Guarantor Subsidiaries.

If an event of default occurs and is continuing, either the Trustee or the holders of 33% in aggregate principal amount of the outstanding senior notes may declare the principal amount of and interest on all of the senior notes to be due and payable immediately. If an event of default applicable to the senior notes of any series but not applicable to all outstanding senior notes occurs and is continuing, either the Trustee or the holders of not less than 33% in principal amount of the senior notes of such series may then declare the principal amount of all senior notes of such series and interest accrued thereon to be due and payable immediately. If an event of default applicable to all outstanding senior notes occurs and is continuing, either the Trustee or the holders of not less than 33% in principal amount of all senior notes then outstanding (considered as one class), and not the holders of the senior notes of any one of such series, may declare the principal of all senior notes and interest accrued thereon to be due and payable immediately. At any time after an acceleration of the senior notes has been declared, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all defaults have been cured or waived, then our payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior notes.

Subject to certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of the senior notes. The Indenture provides that no holder of the senior notes may institute any action against us under the Indenture unless it has previously given to the Trustee written notice of the occurrence and continuance of an event of default and unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the Trustee to institute the action and have offered the Trustee reasonable indemnity, and the Trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on the senior note when due and to institute suit for the enforcement of such payment, and those rights may not be impaired without the consent of the affected holders of senior notes.

The Indenture provides that the Trustee is required to give holders of the senior notes notice of any default known to the Trustee, in accordance with the Trust Indenture Act, unless such default shall have been cured or waived, but, except in the case of default not relating to the payment of principal of, or premium, if any, or interest on, any senior notes, no such notice shall be given until at least 45 days after the occurrence thereof. We are required to deliver to the Trustee each year an officer’s certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture.

Modification with Consent of Holders

Under the Indenture, the rights of the holders of senior notes may be changed with the consent of the holders representing a majority in principal amount of the outstanding senior notes of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding senior notes affected thereby:

•	change the fixed date upon which the principal of or the interest on any senior notes is due and payable, or reduce the principal amount thereof or the rate of interest or change the method of calculating such rate of interest or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be payable upon a declaration of acceleration of the maturity thereof, or change the currency in which, any senior notes or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date such payment is due or, in the case of redemption, on or after the date fixed for such redemption;

•	reduce the stated percentage of senior notes, the consent of the holders of which is required for any modification of the applicable indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the Indenture.

An “original issue discount security” means any security authenticated and delivered under the Indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of maturity thereof.

Modification without Consent of Holders

The Indenture also permits us and the Trustee without the consent of the holders of any senior notes:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the senior notes;

•	to add to the covenants with which we must comply or to surrender any of our rights or powers under the Indenture;

•	to add additional events of default;

•	to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of senior notes of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, such change, elimination, or addition will become effective with respect to such series only:

•	when the consent of the holders of senior notes of such series has been obtained in accordance with the Indenture; or

•	when no senior notes of such series remain outstanding under the Indenture;

•	to provide collateral security for all of the senior notes;

•	to establish the form or terms of senior notes of any other series as permitted by the Indenture;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series of senior notes;

•	to change any place where principal, premium, if any, and interest shall be payable, senior notes may be surrendered for registration of transfer or exchange and notices to us may be served; or

•	to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that such action shall not adversely affect the interests of the holders of any series of senior notes in any material respect.

Satisfaction and Discharge

We will be discharged from our obligations on the Exchange Notes, or any portion of the principal amount of the senior notes of any series, if we:

(1)	irrevocably deposit with the Trustee sufficient cash or eligible obligations (or a combination of both) to pay any principal, or portion of principal, interest, premium and other sums when due on the senior notes at their maturity, stated maturity date, or redemption; and

(2)	deliver to the Trustee:

(a)	if such deposit shall have been made prior to the maturity of the senior notes, a company order stating that the money and eligible obligations deposited in accordance with the Indenture shall be held in trust and, if eligible obligations have been deposited, certain opinions of counsel and of an independent public accountant;

(b)	if such deposit shall have been made prior to the maturity of the senior notes, (i) an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of the senior notes, or the portions thereof, will have been satisfied and discharged as contemplated in the Indenture; and (ii) an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the senior notes of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

In the event that all of the conditions set forth above have been satisfied for the senior notes, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described in clause (b) above, the holders of those senior notes will no longer be entitled to the benefits of certain of our covenants under the Indenture, including the covenant described below in “—Certain Covenants—Limitation on Liens.” Our indebtedness in respect of those senior notes, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those senior notes may continue to look to us for payment of the indebtedness represented thereby.

The Indenture will be deemed satisfied and discharged when no senior notes remain outstanding and when we have paid all other sums payable by us under the Indenture. All moneys we pay to the Trustee or any paying agent on senior notes which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those senior notes may look only to us for payment and not the Trustee or any paying agent.

Consolidation, Merger and Sale or Disposition of Assets

We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety unless:

•	the successor is an entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia;

•	the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on the Exchange Notes and all outstanding senior notes under the Indenture and the performance of every covenant of the Indenture to be performed or observed by us; and

•	immediately after giving effect to the transactions, no event of default with respect to any series of senior notes and no event which after notice or lapse of time or both would become an event of default with respect to any series of senior notes will have occurred and be continuing.

Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the Indenture with the same effect as if the successor corporation had been named as FirstEnergy Solutions Corp., as applicable, in the Indenture, and we will be released from all obligations under the Indenture.

Certain Covenants

Limitation on Liens

The First Supplemental Indenture provides that, so long as any Exchange Notes are outstanding, we may not and we may not permit any of our Guarantor Subsidiaries to, issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien (“Lien”) of or upon our Property (as defined below) or upon the Property of the Guarantor Subsidiaries, in each case, whether owned at the date of the issuance of the Exchange Notes or subsequently acquired, without effectively securing the Exchange Notes (together with, if we so determine, any of our other indebtedness ranking equally with the Exchange Notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

The foregoing restriction will not apply to:

(1)	Liens on any Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Property);

(2)	Liens on property of a corporation existing at the time such corporation is merged into or consolidated with, or at the time the corporation sells, leases or otherwise disposes of its properties (or those of a division) as or substantially as an entirety to us;

(3)	Liens on Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of such Property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

(4)	Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our or our Guarantor Subsidiaries’ obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing or refinancing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving property which at the time of such purchase, repair, alteration, construction, development or improvement was owned or operated by us or any of the Guarantor Subsidiaries;

(5)	Liens securing Debt outstanding as of the date of issuance of the Exchange Notes;

(6)	Liens securing Debt issued from time to time under the FGCO Mortgage or the NGC Mortgage;

(7)	Liens to secure pledges or deposits made in the ordinary course of business in connection with bids, tenders or contracts (other than payment of Debt) or to secure guarantees, statutory or regulatory obligations or surety or performance bonds each made in the ordinary course of business;

(8)	Liens on Property which is the subject of a lease agreement designating us or either of our Guarantor Subsidiaries as lessee and all of our or our Guarantor Subsidiaries right, title and interest in such Property and such lease agreement, whether or not such lease agreement is intended as security;

(9)	Liens for taxes and similar levies, deposits to secure performance or obligations under certain specified circumstances and laws, mechanics’ and other similar Liens arising in the ordinary course of business, Liens created by or resulting from legal proceedings being contested in good faith, and certain other similar Liens arising in the ordinary course of business;

(10)	Liens in favor of us or any of our Guarantor Subsidiaries;

(11)	Liens related to moneys held in trust by the trustee for the benefit of the holders of the Exchange Notes; or

(12)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (11), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (11), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

However, the foregoing restriction will not prohibit the issuance, assumption or guarantee of Debt secured by a Lien as long as the amount of such Debt together with all other secured Debt outstanding at the time of such issuance, assumption or guarantee (not including secured Debt permitted under any of the exceptions listed above) does not exceed the greater of $1.5 billion or 15% of Tangible Assets (as defined below), in each case, determined in accordance with GAAP. As of September 30, 2009, our Tangible Assets were $11.4 billion.

The term “Debt,” as used above, means any indebtedness of any person for borrowed money evidenced by bonds, debentures, notes or similar instruments. “Debt” does not include, among other things:

•	indebtedness of a person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services;

•	trade accounts payable incurred in the ordinary course of business (including obligations under agreements relating to the purchase and sale of any commodity, including power purchase or sale agreements and any commodity hedges or derivatives regardless of whether any such transaction is a “financial” or physical transaction) or other obligations of a person in the ordinary course of business;

•	obligations under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which a company is liable as lessee; or

•	liabilities secured by any Lien on any property owned by a person if and to the extent the person has not assumed or otherwise become liable for the payment thereof.

The term “FGCO Mortgage,” as used above, means the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008, by and between FGCO and The Bank of New York Mellon Trust Company, N.A., as trustee (formerly known as The Bank of New York Trust Company, N.A.), as amended and supplemented. As of September 30, 2009, FGCO had approximately $648 million aggregate principal amount of FMBs outstanding under the FGCO Mortgage.

The term “GAAP,” as used above, means generally accepted accounting principles applicable to the type of business in which we and our Guarantor Subsidiaries are engaged in effect as of the date of the issuance of the Exchange Notes.

The term “NGC Mortgage,” as used above, means the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009, by and between NGC and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented. As of September 30, 2009, NGC had approximately $1.26 billion aggregate principal amount of FMBs outstanding under the NGC Mortgage.

The term “Property,” as used above, means (i) any interest in real property owned by us or our Guarantor Subsidiaries, (ii) any asset owned by us or our Guarantor Subsidiaries that is depreciable in accordance with GAAP and (iii) in the case of us, the capital stock of the Guarantor Subsidiaries. “Property” does not include, among other things: contracts, leases, and other agreements; contract rights, bills, notes and other instruments; revenues, income and earnings, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances; or intellectual property rights and other general intangibles.

The term “Tangible Assets,” as used above, means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense on our consolidated balance sheet and (ii) appropriate adjustments, if any, related to minority interests. Such amounts shall be determined in accordance with GAAP.

Maintenance of Ownership

So long as any Exchange Notes are outstanding, we may not sell, transfer, convey, or otherwise dispose of any of the capital stock of either of our Guarantor Subsidiaries to any person other than us, our subsidiaries or FirstEnergy.

Offer to Redeem Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Exchange Notes as described under “—Optional Redemption,” each holder of Exchange Notes will have the right to require us to purchase all or a portion of such holder’s Exchange Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of Exchange Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of Exchange Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Exchange Notes electing to have Exchange Notes purchased pursuant to a Change of Control Offer will be required to surrender their Exchange Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Exchange Note completed, to the paying agent at the address specified in the notice, or transfer their Exchange Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Exchange Notes properly tendered and not withdrawn under its offer.

The term “Change of Control”, as used above, means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets taken as a whole, or the assets of either of the Guarantor Subsidiaries, in each case, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to FirstEnergy or one of its majority-owned subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of FirstEnergy, measured by voting power rather than number of shares or any Person (other than FirstEnergy or any direct or indirect majority-owned subsidiary of FirstEnergy) becomes the “beneficial owner” (as so defined) directly or indirectly, of more than 50% of the outstanding voting stock of us, measured by voting power rather than number of shares;

(3)	We, FirstEnergy, or the Guarantor Subsidiaries consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, us, FirstEnergy or the Guarantor Subsidiaries, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us, FirstEnergy or the Guarantor Subsidiaries or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of us, FirstEnergy or the Guarantor Subsidiaries outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4)	the first day on which the majority of the members of the board of directors of FirstEnergy ceases to be Continuing Directors.

The term “Change of Control Triggering Event,” as used above, means the Exchange Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us or FirstEnergy of any

Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the Exchange Notes at the commencement of any Trigger Period, the Exchange Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

The term “Continuing Director,” as used above, means, as of any date of determination, any member of the board of directors of FirstEnergy who (i) was a member of such board of directors on the date of the issuance of the Exchange Notes; or (ii) was nominated for election or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

The term “Fitch,” as used below, means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

The term “Investment Grade,” as used above, means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB-or better by Fitch (or its equivalent under any successor rating category of Fitch).

The term “Moody’s,” as used above, means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

The term “Person,” as used above, means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

The term “S&P”, as used above, means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

The term “Rating Agency,” as used above, means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee.

The term “Voting Stock,” as used above, means of any specified Person as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Resignation or Removal of Trustee

The Trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and that resignation will take effect immediately upon the later of the appointment of a successor trustee and the day specified by the Trustee.

The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of the then outstanding senior notes. In addition, so long as no event of default under the Indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon written notice to the holder of each Exchange Note outstanding and the Trustee, and upon the appointment of a successor trustee.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Indenture provides that our obligations to compensate the Trustee and reimburse the Trustee for expenses,

disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Exchange Notes upon all property and funds held or collected by the Trustee as such.

The Indenture provides that the Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the Trust Indenture Act, and that nothing in the Indenture shall be deemed to prohibit the Trustee or us from making any application permitted pursuant to such section. The Trustee is also a depositary of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates.

Governing Law

The Indenture, the First Supplemental Indenture and the Exchange Notes will be governed by New York law.

Book-Entry

Global Notes

The Exchange Notes will be represented by one or more global certificates, or Global Certificates, which will be issued in definitive, fully registered, book-entry form. The Global Certificate will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between DTC and the Trustee. Upon the issuance of the Global Certificates, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in a Global Certificate will be shown on, and transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified Institutional Buyers may hold their interests in a Global Certificate directly through DTC if they are participants in such system or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Certificate for all purposes under the Indenture and the Exchange Notes. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Clearstream and Euroclear.

Payments of the principal of, premium, if any, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants and neither we, the Trustee nor any paying agent will have any responsibility therefor.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated Exchange Note for any reason, including to sell Exchange Notes to persons in jurisdictions which require such delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in a Global Certificate in accordance with the procedures described under “Transfer Restrictions” in this prospectus, as well as DTC’s applicable procedures, or the procedures set forth in the Indenture, and if applicable, those of Clearstream and Euroclear.

DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Exchange Notes, DTC will exchange a Global Certificate for certificated Exchange Notes, which it will distribute to its participants and which may be legended as set forth under “Transfer Restrictions.”

DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

Although DTC, Clearstream and Euroclear are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Exchange Notes represented by a Global Certificate among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated Exchange Notes in exchange for a Global Certificate which will bear the restrictive legend referred to under “Transfer Restrictions,” subject to the provisions of such legend.

All payments of principal and interest will be made by us in immediately available funds.

Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the Exchange Notes that are not certificated Exchange Notes will trade in DTC’s Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchange Notes.

The information under this caption “—Book-Entry” concerning DTC and DTC’s book-entry system has been obtained from information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

DESCRIPTION OF GUARANTIES

In March 2007, we entered into guaranties in favor of present and future holders of indebtedness of NGC and FGCO, or collectively, the downstream guaranties. NGC and FGCO also concurrently entered into guaranties in favor of present and future holders of our indebtedness, or collectively, the upstream guaranties. Accordingly, present and future holders of our and our Guarantor Subsidiaries’ indebtedness will have claims against each of us, FGCO and NGC, regardless of whether the primary obligor is us, FGCO or NGC. In particular, our obligations under the Exchange Notes will be directly guaranteed by NGC and FGCO pursuant to the upstream guaranties.

The downstream guaranties and the upstream guaranties are referred to collectively as the “guaranties.” As used in the guaranties, the term “indebtedness” means at any date, without duplication:

•	all obligations of a company for borrowed money, or with respect to deposits or advances of any kind, or for the deferred purchase price of property or services, excluding, however, trade accounts payable incurred in the ordinary course of business,

•	all obligations of a company evidenced by bonds, debentures, notes or similar instruments,

•	all obligations of a company upon which interest charges are customarily paid,

•	all obligations under leases that shall have been or should be, in accordance with generally accepted accounting principles in the United States in effect from time to time, recorded as capital leases in respect of which a company is liable as lessee,

•	reimbursement obligations of a company (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, and

•	obligations of a company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above;

provided, however, that such indebtedness does not include indebtedness that is (i) specifically identified as not being entitled to the benefits of the guaranties or (ii) indebtedness owing to any FirstEnergy subsidiary.

All of the guaranties are absolute, unconditional and irrevocable obligations of the applicable guarantor thereunder. The guaranties are unsecured and pari passu with all other unsecured and unsubordinated indebtedness of the applicable guarantor. The guaranties are not subject to any counterclaim, set off, deduction or defense and remain in full force and effect until payment in full (or other satisfaction) of all indebtedness guaranteed thereunder.

In each guaranty, the applicable guarantor thereunder covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, except that such guarantor may merge or consolidate with, or sell or convey all or substantially all of its assets to any person so long as (i) either such guarantor shall be the continuing corporation, or the successor corporation (if other than such guarantor) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of the applicable guaranty to be performed by such guarantor, and (ii) such guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition.

Upon any consolidation of any guarantor with, or merger of such guarantor into, any other person or any sale or conveyance of all or substantially all of the assets of such guarantor as provided above, the successor person formed by such consolidation or into which such guarantor is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, such guarantor under the applicable guaranty with the same effect as if such successor person had been named as the guarantor therein and thereafter, the predecessor person shall be relieved of all obligations, liabilities and covenants under the applicable guaranty.

The guaranties are governed by the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of certain material U.S. federal income tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offers, but does not address any other aspects of U.S. federal income tax consequences to holders of Original Notes or Exchange Notes. This summary is based upon the Code, the Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is not binding on the Internal Revenue Service, or IRS, or on the courts, and no ruling will be sought from the IRS with respect to the statements made and the conclusions reached in this summary. There can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to the material U.S. federal income tax consequences relevant to those persons who are the original beneficial owners of Original Notes, who exchange Original Notes for Exchange Notes in the exchange offers and who hold Original Notes as capital assets within the meaning of Section 1221 of the Code, which we refer to as “Holders.” This summary does not address specific tax consequences that may be relevant to particular persons (including banks, financial institutions, broker-dealers, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities, expatriates, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction, or consequences under any U.S. federal tax laws other than income tax law.

If a partnership or other entity taxable as a partnership holds Original Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Original Note, you should consult your tax advisor regarding the tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offers.

This summary is for general information only. Persons considering the exchange of Original Notes for Exchange Notes are urged to consult their own tax advisors concerning the U.S. federal income tax consequences to them of exchanging the Original Notes, as well as the application of state, local and foreign tax laws and U.S. federal tax laws other than income tax law.

Exchange of an Original Note for an Exchange Note Pursuant to the Exchange Offers

The exchange of Original Notes for Exchange Notes in the exchange offers described herein will not constitute a significant modification of the terms of the Original Notes and thus will not constitute a taxable exchange for U.S. federal income tax purposes. Rather, the Exchange Notes will be treated as a continuation of the Original Notes. Consequently, a Holder will not recognize gain or loss upon receipt of the Exchange Notes in exchange for the Original Notes in the exchange offers, the Holder’s basis in the Exchange Notes received in the exchange offers will be the same as its basis in the Original Notes immediately before the exchange, and the Holder’s holding period in the Exchange Notes will include its holding period in the Original Notes.

PLAN OF DISTRIBUTION

As discussed under “Description of the Exchange Offers” in this prospectus, based on interpretations by the staff of the SEC set forth in no-action letters issued to other companies, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchased Original Notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that acquires the Exchange Notes in the ordinary course of business and that is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of the Original Notes or Exchange Notes will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of such Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offers for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for Original Notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

As contemplated by the above no-action letters and the registration rights agreement, each holder accepting an exchange offer is required to represent to us in the letter of transmittal that:

(1)	any Exchange Notes it receives will be acquired in the ordinary course of business;

(2)	it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

(3)	it is not an “affiliate” of ours as defined in Rule 405 of the Securities Act;

(4)	if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes within the meaning of the Securities Act; and

(5)	if it is a participating broker-dealer that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the sooner of 90 days after the consummation of the exchange offers and the date on which all participating broker-dealers have sold all Exchange Notes held by them, unless such period is extended pursuant to the registration rights agreement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, dealers effecting transactions in Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Exchange Notes will be passed upon for us by Robert P. Reffner, Esq., Vice President, Legal, of our affiliate FirstEnergy Service Company and Akin Gump Strauss Hauer & Feld LLP, New York, New York, as our special counsel. As of November 11, 2009, Mr. Reffner beneficially owned approximately 22,565 shares of common stock of our parent, FirstEnergy, which includes 14,032 shares of restricted stock and 5,662 shares of unvested restricted stock units.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of FirstEnergy Solutions Corp. for the three-month periods ended March 31, 2009 and 2008, the three-month and six-month periods ended June 30, 2009 and 2008 and the three-month and nine-month periods ended September 30, 2009 and 2008, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2009, August 3, 2009 and November 6, 2009, incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

FirstEnergy Solutions Corp.

Offer To Exchange

$400,000,000 4.80% Exchange Senior Notes due 2015 that have been registered under the
Securities Act of 1933 for all outstanding unregistered 4.80% Senior Notes due 2015

$600,000,000 6.05% Exchange Senior Notes due 2021 that have been registered under the Securities Act of 1933 for all outstanding unregistered 6.05% Senior Notes due 2021

$500,000,000 6.80% Exchange Senior Notes due 2039 that have been registered under the Securities Act of 1933 for all outstanding unregistered 6.80% Senior Notes due 2039

Unconditionally and jointly and severally guaranteed by FirstEnergy Generation Corp. and FirstEnergy Nuclear Generation Corp.

PROSPECTUS

            , 2009

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 1701.13(E) of Title 17 of Page’s Ohio Revised Code Annotated gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer or employee, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer or employee, and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote of the corporation’s voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination.

Section 1701.13(E) of Title 17 of Page’s Ohio Revised Code Annotated provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation.

Section 1 of Article X of FirstEnergy Solutions Corp.’s Amended and Restated Code of Regulations provides that FirstEnergy Solutions Corp. shall indemnify any person who is or was a director, officer, employer or agent of FirstEnergy Solutions Corp. or any person who is or has served at the request of FirstEnergy Solutions Corp. as a director, officer, employee, agent or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, employee, agent or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in any applicable law as the same may be in effect from time to time.

Section 2 of Article X of FirstEnergy Solutions Corp.’s Amended and Restated Code of Regulations provides that FirstEnergy Solutions Corp. may, to the full extent then permitted by law and authorized by FirstEnergy Solutions Corp.’s Board of Directors, purchase and maintain insurance on behalf of or for any persons described in Article X against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not FirstEnergy Solutions Corp. would have the power to indemnify such person against such liability under the provisions of Section 1 of Article X.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.		Description

3	.1*	Articles of Incorporation of FirstEnergy Solutions Corp., as amended August 31, 2001. (incorporated by reference to Exhibit 10-39 to FirstEnergy Solutions Corp.’s registration statement on Form S-4 (Registration No. 333-145140), filed with the SEC on August 20, 2007).

Exhibit No.		Description

3	.2*	Amended and Restated Code of Regulations of FirstEnergy Solutions Corp. (incorporated by reference to Exhibit 99.1 to FirstEnergy Solutions Corp.’s Current Report on Form 8-K, filed with the SEC on August 27, 2009).
4	.1*	Indenture, dated as of August 1, 2009, between FirstEnergy Solutions Corp. and The Bank of New York Mellon Trust company, N.A. (incorporated by reference to Exhibit 4.1 to FirstEnergy Solutions Corp.’s Current Report on Form 8-K, filed with the SEC on August 7, 2009).
4	.2*	First Supplemental Indenture, dated as of August 1, 2009, between FirstEnergy Solutions Corp. and The Bank of New York Mellon Trust company, N.A. (incorporated by reference to Exhibit 4.2 to FirstEnergy Solutions Corp.’s Current Report on Form 8-K, filed with the SEC on August 7, 2009).
4	.3***	Form of 4.80% Exchange Note due 2015.
4	.4***	Form of 6.05% Exchange Note due 2021.
4	.5***	Form of 6.80% Exchange Note due 2039.
4	.6*	Guaranty, dated as of March 26, 2007, by FirstEnergy Generation Corp. in respect of indebtedness of FirstEnergy Solutions Corp. (incorporated by reference to Exhibit 10-39 to FirstEnergy Solutions Corp.’s Registration Statement on Form S-4 (Registration No. 333-145140), filed with the SEC on August 20, 2007).
4	.7*	Guaranty, dated as of March 26, 2007, by FirstEnergy Nuclear Generation Corp. in respect of indebtedness of FirstEnergy Solutions Corp. (incorporated by reference to Exhibit 10-42 to FirstEnergy Solutions Corp.’s Registration Statement on Form S-4 (Registration No. 333-145140), filed with the SEC on August 20, 2007).
5	.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP, New York, New York.
5	.2**	Opinion of Robert P. Reffner, Esq., Vice President, Legal, FirstEnergy Service Company.
10	.1*	Registration Rights Agreement, dated August 7, 2009, among FirstEnergy Solutions Corp., and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the initial purchasers (incorporated by reference to Exhibit 4.2 to FirstEnergy Solutions Corp.’s Current Report on Form 8-K, filed with the SEC on August 7, 2009).
12	.1*	Statement of Computation of Ratio of Earnings to Fixed Charges of FirstEnergy Solutions Corp. (incorporated by reference to Exhibit 12 to FirstEnergy Solutions Corp.’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, filed with the SEC on November 9, 2009).
23	.1**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
23	.2**	Consent of Robert P. Reffner, Esq., Vice President, Legal, FirstEnergy Service Company (included in Exhibit 5.2).
23	.3**	Consent of PricewaterhouseCoopers LLP.
24	.1***	Power of Attorney.
25	.1**	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Note Indenture.
99	.1***	Form of Letter of Transmittal.
99	.2***	Form of Notice of Guaranteed Delivery.
99	.3***	Form of Letter to Registered Holders and/or DTC Participants.

*	Incorporated by reference herein as indicated.

**	Filed herewith.

***	Previously Filed

(b)	Financial Statement Schedules.

None.

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the registrants relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the registrants or used or referred to by the registrants;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the registrants or its securities provided by or on behalf of the registrants; and

iv.	any other communication that is an offer in the offering made by the registrants to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	To (i) respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) arrange or provide for a facility in the United States for the purposes of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(8)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants under the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 12th day of November, 2009.

 FIRSTENERGY SOLUTIONS CORP.

 By:           /s/ Harvey L. Wagner

Harvey L. Wagner
Vice President, Controller and
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald R. Schneider	President (Principal Executive Officer)	November 12, 2009

* Mark T. Clark	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 12, 2009

/s/ Harvey L. Wagner Harvey L. Wagner	Vice President and Controller (Principal Accounting Officer)	November 12, 2009

Anthony J. Alexander	Director	November 12, 2009

* Gary R. Leidich	Director	November 12, 2009

*by /s/ Lucas F. Torres	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 12th day of November, 2009.

 FIRSTENERGY GENERATION CORP.

 By: /s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller and
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gary R. Leidich	President and Director (Principal Executive Officer)	November 12, 2009

* Mark T. Clark	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 12, 2009

/s/ Harvey L. Wagner Harvey L. Wagner	Vice President and Controller (Principal Accounting Officer)	November 12, 2009

Anthony J. Alexander	Director	November 12, 2009

*by /s/ Lucas F. Torres	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 12th day of November, 2009.

 FIRSTENERGY NUCLEAR GENERATION CORP.

 By: /s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller and
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph J. Hagan	President, Chief Nuclear Officer and Director (Principal Executive Officer)	November 12, 2009

* Mark T. Clark	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 12, 2009

/s/ Harvey L. Wagner Harvey L. Wagner	Vice President and Controller (Principal Accounting Officer)	November 12, 2009

Anthony J. Alexander	Director	November 12, 2009

* Gary R. Leidich	Director	November 12, 2009

*by /s/ Lucas F. Torres	Attorney-in-Fact